EXHIBIT 3.123

                                FIRST AMENDMENT TO
                       CONNECTICUT NATURAL GAS CORPORATION
                      EMPLOYEE SAVINGS PLAN TRUST AGREEMENT



        This Amendment is made this _____ day of _____________, 1997 by and between Connecticut Natural Gas Corporation, a corporation organized under the laws of the State of Connecticut, having its principal office in

   Hartford, Connecticut (the "Company") and Putnam Fiduciary Trust Company, a

   Massachusetts trust company, having its principal office in Boston,

   Massachusetts (the "Trustee");



                              W I T N E S S E T H :

        WHEREAS, by Trust Agreement made as of January 1, 1993, the Company and the Trustee adopted the Connecticut Natural Gas Corporation Employee Savings

   Plan Trust Agreement (the "Trust Agreement"); and

        WHEREAS, the parties wish to amend the Trust Agreement in the particulars set forth below; and

        WHEREAS, the Company reserved the right to amend the Trust Agreement in

   Section 18 thereof;

        NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

        1.   In accordance with a certain Agreement and Plan of Exchange, the outstanding shares of Company stock will be exchanged for shares of the common stock of CTG Resources, Inc.  As of the effective date of such

   Agreement and Plan of Exchange, each share of Company stock will be exchanged for one share of common stock of CTG Resources, Inc.  Effective as of said date, any reference to "Company stock" in the Trust Agreement shall be deemed to refer to stock of CTG Resources, Inc.





        2.   Except as hereinabove modified and amended, the Trust Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company and Trustee hereby execute this Amendment as of the day and year first above written.

   WITNESS:                      CONNECTICUT NATURAL GAS CORPORATION



   __________________________    By_________________________________
                                   Its


   WITNESS:                      PUTNAM FIDUCIARY TRUST COMPANY



   ___________________________   By________________________________
                                   Its
































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